Exhibit 10.2

FIRST AMENDMENT

THIS FIRST AMENDMENT dated as of March 16, 2004 (this “Amendment”) amends the Amended and Restated Credit Agreement dated as of July 25, 2003 (the “Credit Agreement”) among PENTAIR, INC. (the “Company”), various subsidiaries thereof, various financial institutions and BANK OF AMERICA, N.A., as Administrative Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Credit Agreement shall be amended as set in this Section 1.

SECTION 1.1 Amendment to Section 1.01. Section 1.01 is amended by (a) adding the following definitions in appropriate alphabetical sequence:

“Bridge Facility means the $850,000,000 Bridge Credit Agreement relating to the WICOR Acquisition, among the Company, various financial institutions and Bank of America, as Administrative Agent, as such agreement may be amended, modified or supplemented from time to time.”

“JV Acquisition means the Acquisition by the Company or a Subsidiary of all outstanding shares or other equity interests in a JV Entity not then owned by the Company or a Subsidiary.”

“JV Entity means each of the following entities in which, as of the date of this Agreement, a Subsidiary holds a minority equity interest and which has been operated as a joint venture by such Subsidiary, Lucas Chang and various employees thereof: (i) Joinery Industrial Co., Ltd., a company limited by shares established and registered under the laws of Taiwan, R.O.C.; (ii) Jointech Corporation Ltd., a company limited by shares established and registered under the laws of Cayman Islands; (iii) Hangtech Limited, a company limited by shares established and registered under the laws of Hong Kong; and (iv) Orion International, LLC, a Pennsylvania limited liability company.”

“Tools Business means that portion of the Company’s assets and business, and/or any Subsidiary’s assets and business, that is identified as, or reported as part of, the “tools segment” of the Company in the Company’s 10-Q for the quarterly period ended September 27, 2003.”

“WICOR Acquisition means the acquisition by the Company or a Subsidiary thereof of 100% of the outstanding stock of WICOR, Inc., a Wisconsin Corporation, from Wisconsin Energy Corporation and the assumption by the Company or a Subsidiary thereof of debt of WICOR in an amount expected to be approximately $24,000,000 (subject to seasonal working capital fluctuations and other changes in the ordinary course of business).”; and

(b) deleting the definition of “Permitted Acquisition” contained therein and replacing it with the following:

“Permitted Acquisition means any Acquisition by the Company or a Subsidiary which satisfies each of the following requirements: (i) no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of, or will result from, such Acquisition; (ii) if the aggregate consideration to be paid by the Company and its Subsidiaries in connection with such Acquisition (including Debt assumed, but excluding capital stock of the Company) exceeds $10,000,000, the Company shall have delivered to the Administrative Agent a certificate demonstrating that, after giving effect to such Acquisition, the Company will be in pro forma compliance with Sections 13.02 and 13.03 (provided that, at any time that the Bridge Facility is outstanding, (a) the Company shall be required to deliver the above certificate in connection with each Acquisition and (b) “Permitted Acquisition” shall not include any Acquisition (other than the WICOR Acquisition and any JV Acquisition) where the aggregate consideration to be paid by the Company and its Subsidiaries in connection with such Acquisition (including Debt assumed, but excluding capital stock of the Company) would, when combined with all other consideration paid in connection with Acquisitions made during the term of the Bridge Facility (other than the WICOR Acquisition and any JV Acquisition), exceed $25,000,000); and (iii) in the case of the Acquisition of any Person, the Board of Directors (or equivalent governing body) of the Person being acquired shall have approved such Acquisition.”

SECTION 1.2 Amendment to Section 12.11. Section 12.11 is deleted in its entirety and replaced with the following:

12.11 [Reserved.]

SECTION 1.3 Amendment to Section 13.01. Section 13.01(j) is deleted in its entirety and replaced with the following:

(j)    [Reserved.]

SECTION 1.4 Amendment to Section 13.02. Section 13.02 is deleted in its entirety and replaced with the following:

13.02 Maximum Leverage Ratio. The Company shall not at any time permit the Leverage Ratio to exceed: (a) if the Company has not sold all or substantially all of the Tools Business, (i) during the period from the date of the completion of the WICOR Acquisition to October 1, 2004, 4.35 to 1, (ii) during the period from October 2, 2004 to December 30, 2004, 4.25 to 1 and (iii) at all times on and after December 31, 2004, 3.00 to 1; and (b) if the Company has sold all or substantially all of the Tools Business, 3.00 to 1 (or, if the Company sells all or substantially all of the Tools Business prior to July 3, 2004, (x) 3.25 to 1 during the period from the date of the completion of such sale to the earlier of October 1, 2004 or the date the Company notifies the Administrative Agent that the maximum Leverage Ratio should be reduced to 3.00 to 1 and (y) 3.00 to 1 on and after the last day of the period specified in clause (x)).

SECTION 1.5 Amendment to Section 13.05. Section 13.05 is deleted in its entirety and replaced with the following:

13.05 Consolidations, Mergers and Sales of Assets; Acquisitions.

(a) No Borrower will merge or consolidate with any other non-affiliated Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets as an entirety to any other Person unless:

(i) in the case of a merger or consolidation, the Person surviving such transaction is the applicable Borrower; and

(ii) immediately after giving effect to any such action, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(b) Without limiting clause (a) above, the Company will not, and will not permit its Subsidiaries to, at any time that the Bridge Facility is outstanding, sell, lease, transfer or otherwise dispose of (or enter into any agreement to do any of the foregoing) assets having an aggregate fair market value greater than $10,000,000, excluding (i) the sale or lease of inventory in the ordinary course of business, (ii) the licensing of intellectual property in the ordinary course of business, (iii) the sale of the Tools Business or any portion thereof, (iv) any sale or other disposition required by any Governmental Authority in connection with the WICOR Acquisition, (v) sales pursuant to any Securitization Transaction to the extent permitted hereunder and (vi) the sale or other disposition of excess or obsolete facilities, equipment or inventory in the ordinary course of business.

(c) The Company will not, and will not permit any Subsidiary to, make any Acquisition other than Permitted Acquisitions.

SECTION 1.6 Amendment to Section 13.06. Section 13.06 is deleted in its entirety and replaced with the following:

13.06 Subsidiary Debt. The Company will not at any time permit the aggregate amount of all outstanding Debt of its Subsidiaries, excluding:

(b) Debt arising under Securitization Transactions in an aggregate amount not exceeding $150,000,000;

(c) Debt under the Bridge Facility;

(d) Debt of Subsidiaries existing as of the Closing Date and identified on Schedule 13.06;

(e) Debt under the Subsidiary Guaranty;

(f) so long as the Subsidiary Guaranty is in effect, Debt arising under unsecured guaranties of other senior debt facilities of the Company; and

(g) Debt of any entity acquired in a Permitted Acquisition occurring during the term of the Bridge Facility, to the extent such Debt is outstanding at the time such entity becomes a Subsidiary (and not created in contemplation of such Acquisition), including Debt of WICOR, Inc. or any subsidiary thereof and Debt of any JV Entity or any subsidiary thereof, to the extent such entity is acquired during the term of the Bridge Facility;

to exceed fifteen percent (15%) of Consolidated Shareholders’ Equity.

SECTION 1.7 Amendment to Article XIII. Article XIII is amended by adding the following new Sections 13.13 and 13.14 in appropriate numerical sequence:

13.13 Limitation on Distributions. At any time that the Bridge Facility is outstanding, the Company shall not, nor shall it suffer or permit any of its Subsidiaries to, declare or make any dividend payment, other payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock (except distributions in such capital stock) or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively, “Restricted Payments”), except that:

(b) Subsidiaries of the Company may make Restricted Payments to the Company or to wholly-owned Subsidiaries of the Company;

(c) so long as no Event of Default or Unmatured Event of Default shall then exist and be continuing or would result after giving effect thereto, the Company may declare and make dividend payments on account of any shares of any class of its capital stock, in the ordinary course of business consistent with past practice, in an aggregate amount not exceeding during the term of the Bridge Facility 105% of the current annualized dividend rate (as adjusted for stock splits or stock dividends or similar events); and

(d) the Company or any Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other equity interests or warrants or options to acquire any such shares of common stock or other equity interests in connection with employee or director benefit or compensation plans in the ordinary course of business consistent with past practice (or in connection with any Permitted Acquisition or the sale of the Tools Business).

13.14 Bridge Facility. If at any time the Bridge Facility contains any term (including with respect to security, guaranties, representations and warranties, covenants and defaults) that is more restrictive than the equivalent term contained herein (except for (x) the terms of the Bridge Facility as in effect on the date hereof and (y) maturity, requirements for mandatory prepayments and representations and warranties specifically related to the WICOR Acquisition), then the Company shall promptly enter into an amendment to this Agreement so that, at all times that the Bridge Facility is outstanding, (a) the relevant terms of this Agreement will not be less restrictive than the comparable terms of the Bridge Facility (except for matters described in the immediately preceding parenthetical clause) and (b) this Agreement will rank pari passu in all respects with the Bridge Facility. Any amendment made to this Agreement in accordance with this Section 13.14 shall, except as expressly set forth in such amendment, cease to be effective upon (i) the termination and payment in full of the Bridge Facility and (ii) the delivery of a written notice thereof from the Company to the Administrative Agent and each Lender, which notice shall identify each such amendment that will cease to be effective.

SECTION 1.8 Amendment to Section 14.01. Section 14.01(b) is deleted in its entirety and replaced with the following:

(b)        any of the Borrowers shall fail to observe or perform any covenant contained in Sections 13.02 to 13.07, inclusive, Section 13.09, Section 13.13 or Section 13.14;

SECTION 1.9 Amendment to Section 16.10. Section 16.10 is amended by deleting the last sentence thereof.

SECTION 1.10 Amendment to Schedule 1.01. Schedule 1.01 attached to the Credit Agreement is amended by adding thereto, in appropriate numerical sequence, the following paragraphs:

5. At any time that the applicable maximum Leverage Ratio permitted pursuant to Section 13.02 is greater than 3.00 to 1, a leverage premium shall be added to each of the Applicable Margin, the L/C Fee Rate and the Usage Fee Rate in an amount equal to (i) if Level I, II, III or IV pricing is then applicable, 22.5 bps and (ii) if Level V or VI pricing is then applicable, 20.0 bps.

6. At any time that the applicable maximum Leverage Ratio permitted pursuant to Section 13.02 is greater than 3.00 to 1, a leverage premium shall be added to the Facility Fee Rate in an amount equal to (i) if Level I, II, III or IV pricing is then applicable, 2.5 bps and (ii) if Level V or VI pricing is then applicable, 5.0 bps.

SECTION 2 Representations and Warranties. The Company represents and warrants to the Lenders and the Administrative Agent that (a) each of the representations and warranties of the Company set forth in the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, (b) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement, as amended hereby (as so amended, the “Amended Credit Agreement”), (i) are within the powers of the Company, (ii) have been duly authorized by all necessary action on the part of the Company, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of the Company or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries and (c) the Amended Credit Agreement is a legal, valid and binding obligation of the Company and each other Borrower enforceable against the Company and each other Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

SECTION 3 Amendment Fee. The Company agrees to pay to the Administrative Agent, on March 16, 2004 (but only if the Required Lenders have executed and delivered to the Administrative Agent counterparts hereof on or before such date), for the account of each Committed Lender that has signed and delivered to the Administrative Agent a counterpart hereof prior to 2:00p.m., Chicago time, on such date, an amendment fee in an amount equal to (i) such Committed Lender’s Commitment, multiplied by (ii) 0.125%.

SECTION 4 Effectiveness. Provided that the Company shall have paid the fee set forth in Section 3 on the date set forth therein, the amendments set forth in Section 1 above shall become effective on the date on which the Administrative Agent has received each of the following, in each case in form and substance satisfactory to the Administrative Agent:

(a) counterparts (or facsimiles thereof) of signature pages to this Amendment executed by the Company, the Required Lenders and the Administrative Agent;

(b) a Confirmation of Subsidiary Guaranty, in the form attached hereto as Exhibit A, executed by each Subsidiary Guarantor;

(c) evidence that the Company has entered into a single-draw term loan facility pursuant to which the Company may borrow up to $850,000,000, and evidence that the Company has borrowed funds thereunder in an amount sufficient to complete the acquisition by the Company or a Subsidiary of WICOR, Inc. from Wisconsin Energy Corporation (the “WICOR Acquisition”); and

(d) evidence that the Company or a Subsidiary has completed the WICOR Acquisition on terms satisfactory to the Administrative Agent.

SECTION 5 Miscellaneous.

(a) Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and the Notes to “Credit Agreement,” “Agreement” or similar terms shall refer to the Amended Credit Agreement.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

(c) Expenses. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent (including reasonable attorney’s fees and expenses) in connection with the preparation, execution and delivery of this Amendment.

(d) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

(e) Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the other Borrowers, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

Delivered at Chicago, Illinois as of the day and year first above written.

PENTAIR, INC.

By
Name
Title

BANK OF AMERICA, N.A., as Administrative Agent

By
Name
Title

BANK OF AMERICA, NA., as a Committed Lender

By
Name
Title

BANK ONE, NA (Main Office Chicago)

By
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as a Committed Lender

By
Name
Title

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By
Name
Title

SUNTRUST BANK

By
Name
Title

MIZUHO CORPORATE BANK, LTD.

By
Name
Title

BANK OF CHINA, LOS ANGELES BRANCH

By
Name
Title

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By
Name
Title

By
Name
Title

BNP PARIBAS

By
Name
Title

By
Name
Title

DEUTSCHE BANK AG NEW YORK BRANCH

By
Name
Title

By
Name
Title

FLEET NATIONAL BANK

By
Name
Title

KBC BANK N.V.

By
Name
Title

PNC BANK, NATIONAL ASSOCIATION

By
Name
Title

WELLS FARGO BANK, NATIONAL ASSOCIATION

By
Name
Title

By
Name
Title

BANCA DI ROMA – CHICAGO BRANCH

By
Name
Title

By
Name
Title

MELLON BANK, N.A.

By
Name
Title

NATIONAL CITY BANK

By
Name
Title

BANK HAPOALIM B.M.

By
Name
Title

By
Name
Title

EXHIBIT A

CONFIRMATION OF SUBSIDIARY GUARANTY

To the Administrative Agent and the Lenders under and as

    defined in the Credit Agreement referred to below

Please refer to the First Amendment dated as of March 16, 2004 (the “Amendment”) among Pentair, Inc. (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent, amending the Amended and Restated Credit Agreement dated as of July 25, 2003 (the “Credit Agreement”) among Pentair, Inc. (the “Company”), various subsidiaries thereof, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the effectiveness of the Amendment, the Subsidiary Guaranty (i) continues in full force and effect as a guaranty of all obligations of the Company under the Credit Agreement and all other liabilities described in the Subsidiary Guaranty and (ii) continues to be a legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Confirmation to be executed and delivered by its duly authorized representative as of March 16, 2004.

APLEX INDUSTRIES, INC.
BIESEMEYER MANUFACTURING CORPORATION
BURGER ACQUISITION, LLC
CENTURY MANUFACTURING CO.
CODELINE CORPORATION
DELTA INTERNATIONAL MACHINERY CORPORATION
DEVILBISS AIR POWER COMPANY
ELECTRONIC ENCLOSURES, INC.
ESSEF CORPORATION
EVERPURE, INC.
EVERPURE SALES COMPANY
FLECK CONTROLS, INC.
HOFFMAN ENCLOSURES (MEX.), LLC
HOFFMAN ENCLOSURES INC.
LINCOLN AUTOMOTIVE COMPANY
MCNEIL (OHIO) CORPORATION
MORAINE PROPERTIES, LLC
NATIONAL POOL TILE GROUP, INC.
OLDHAM SAW CO., INC.
PENTAIR ELECTRONIC PACKAGING COMPANY
PENTAIR ENCLOSURES, INC.
PENTAIR ENCLOSURES GROUP, INC.
PENTAIR POOL PRODUCTS, INC.
PENTAIR PUMP GROUP, INC.
PENTAIR TOOL & EQUIPMENT SALES COMPANY
PENTAIR TOOLS GROUP, INC.
PENTAIR TRANSPORT, INC.
PENTAIR WATER GROUP, INC.
PENTAIR WATER TREATMENT COMPANY
PFAM, INC.
PLYMOUTH PRODUCTS INC.
PORTER-CABLE ARGENTINA, LLC
PORTER-CABLE CORPORATION
PTG ACCESSORIES CORP.
SCHROFF, INC.
SUREWOOD ACQUISITION CORPORATION
THE WOODWORKERS CHOICE, INC.
WEB TOOL & MANUFACTURING, INC.

By:
Name:	Louis L. Ainsworth
Title:	Senior Vice President,
General Counsel and Secretary